Exhibit 99.1

               McGrath RentCorp Announces Second Quarter Results;
                      Q2 2004 EPS Increases 26% to $0.49;
                           Company Increases Guidance

     LIVERMORE, Calif.--(BUSINESS WIRE)--Aug. 5, 2004--McGrath RentCorp (Nasdaq:MGRC), a leading rental provider of modular buildings for classroom and office space, and test equipment for communications, fiber optic and general purpose needs, today announced revenues for the quarter ended June 30, 2004 of $40.8 million, compared to $31.6 million in the second quarter of 2003. The Company reported net income of $6.1 million, or $0.49 per share, compared to $4.7 million, or $0.39 per share in second quarter 2003. The Company's improved quarter over quarter revenues and net income resulted from record rental revenues at the Company's Mobile Modular division and from contributing revenues and income related to the Technology Rentals & Services ("TRS") assets acquired.
     The Company completed the purchase of substantially all the assets of TRS, a division of CIT Group Inc. (NYSE:CIT) on June 2, 2004. Based in Dallas, Texas, TRS is similar to the Company's existing electronics rental business, RenTelco, and is one of the leading providers of general purpose and communications test equipment in North America. Since June 2nd, the electronics business has operated as TRS-RenTelco and the results for second quarter and first six months of 2004 include TRS' results since that date. The second quarter 2004 results also included nonrecurring expenses of $0.6 million, related to the prepayment of debt, and $0.9 million in severance costs, related to the consolidation of the Company's RenTelco and TRS operations. These nonrecurring expenses decreased net income by $0.9 million or $0.07 per share.
     In the second quarter 2004, rental operations revenues for the Mobile Modular division increased 21% to $22.7 million compared to the same period in 2003 as a result of the continued strength in the California education market, resulting in a 27% increase of pre-tax income to $9.1 million. For Enviroplex, the Company's classroom manufacturer, net sales during the quarter declined to $0.4 million after the elimination of $3.5 million of intercompany sales, with quarter-end backlog slightly higher than a year ago at $9.6 million. Looking forward, in third quarter 2004 Mobile Modular is expected to complete a $9.0 million sale project to provide classroom product, manufactured by Enviroplex, and site related improvements to a California school district scheduled for completion by September 30, 2004. This sale project is not included in Enviroplex's quarter-end backlog. At TRS-RenTelco, the Company's electronic test equipment rental division, rental revenues increased to $8.5 million from $3.0 million in the second quarter of 2003, primarily due to TRS' contribution, resulting in pre-tax income of $1.2 million after recognition of nonrecurring severance costs of $0.9 million, as compared to pre-tax income of $0.4 million in 2003.
     "Mobile Modular had record rental revenues in the second quarter," stated Dennis Kakures, President & CEO. "Our educational rental business in the California market continues to see very favorable demand for interim classroom space to serve local and state bond-funded modernization and reconstruction projects. We are also progressing well with our entrance in the Florida market, having launched operations there in the first quarter. Although no rental revenues were recognized for Florida in the second quarter, we were pleased with our order activity and will begin to see the rental revenue impact from these bookings in the third quarter. Given time, we are confident that we can create a meaningful educational rental business in Florida.
     "To date our electronic test equipment division has made good progress with its integration efforts in merging TRS and RenTelco. We recently completed the consolidation of RenTelco inventory and transitioning of employees into the Dallas-Fort Worth facility. Most importantly, we expect to continue our success to date in customer and revenue retention throughout the integration period. Rental revenues for the combined TRS-RenTelco business for the month of June were $6.2 million. These results are also reflective of continuing improving test equipment market conditions.
     "As we continue to hone our TRS-RenTelco business platform over the next few months, we will further refine our operations and overhead cost structures. By the beginning of the fourth quarter, we should have a much better view of the earnings horsepower of the new enterprise. With continuing favorable integration efforts, we expect to realize both the market positioning and financial objectives in making the acquisition. TRS-RenTelco is being set-up for success over the long run and I couldn't be more excited about the opportunity."
     Total revenues for the six months ended June 30, 2004, were $70.7 million, compared to $59.0 million in the same six-month period in 2003. Net income for the six months ended June 30, 2004, was $11.9 million or $0.96 per share, compared to net income of $9.6 million, or $0.78 per share, in the prior-year period.

     SECOND QUARTER 2004 HIGHLIGHTS (AS COMPARED TO SECOND QUARTER 2003)

     -- Rental revenues increased 40% to $25.6 million. Within rental revenues, Mobile Modular increased 12% to $17.1 million, driven by educational rentals, and RenTelco increased 181% to $8.5 million primarily due to TRS's contribution since to June 2, 2004.

     -- Sales revenues decreased 3% to $9.2 million from decreased sales by Enviroplex, partially offset by increased equipment sales by Mobile Modular and TRS-RenTelco. Lower sales volume, combined with a lower overall margin of 23.0% compared to 27.8% in 2003, resulted in a gross margin decline of $0.5 million compared to 2003. Sales revenues can fluctuate from quarter to quarter depending on customer requirements and funding.

     -- Depreciation of rental equipment increased 88% to $5.9 million, primarily due to the purchase of TRS rental assets valued at $107.6 million on June 2, 2004.

     -- Operating cash flow increased 235% to $12.1 million, primarily due to the collection of certain accounts receivable of MMMC and Enviroplex, and TRS' contribution since June 2, 2004.

     -- Debt increased $124.6 million during the quarter to $168.5 million primarily due to the financing of the purchase of TRS' assets. During the quarter, the Company opted to prepay the remaining $16.0 million of 6.44% senior notes, incurring a $0.6 million prepayment fee. In addition, the Company renewed and extended its lines of credit through June 2007 to borrow up to $135.0 million, and completed a private placement of $60.0 million of 5.08% senior notes to facilitate the TRS purchase. Total liabilities to equity ratio increased from 1.19 to 1 as of March 31, 2004 to 2.08 to 1 as of June 30, 2004, which was directly attributable to the TRS purchase. At June 30, 2004, the Company, under existing bank lines of credit, had capacity to borrow up to an additional $26.5 million.

     -- Dividend rate increased to $0.22 per share for the second quarter 2004. On an annualized basis, this dividend represents a 2.8% yield on the August 4, 2004 close price of $31.33.

     It is suggested that the press release be read in conjunction with the financial statements and notes thereto included in the Company's latest Form 10-K and Forms 10-Q. You can visit the Company's web site at www.mgrc.com to access information on McGrath RentCorp, including the latest filings on Form 10-K and Form 10-Q.

     FINANCIAL GUIDANCE

     As a result of the purchase of TRS on June 2, 2004 and recent operating trends of the business, the Company has increased and broadened its 2004 full-year earnings per share guidance and expects it to be in a range of $2.30 to $2.40 per diluted share. Such a forward-looking statement reflects McGrath RentCorp's expectations as of August 5, 2004. Results may be materially affected by many factors, as outlined in the "forward-looking statements" paragraph at the end of this press release.

     About McGrath RentCorp

     Founded in 1979, the Company, under the trade name Mobile Modular Management Corporation, rents and sells modular buildings to fulfill customer's temporary and permanent space needs in California, Texas and Florida. Mobile Modular believes it is the largest provider of relocatable classrooms for rental to school districts for grades K - 12 in California. McGrath RentCorp's majority owned subsidiary, Enviroplex, Inc., manufactures and sells classrooms directly to school districts in California.
     The Company's TRS-RenTelco division rents and sells electronic test equipment and is one of the leading providers of general purpose and communications test equipment in North America.

     CONFERENCE CALL NOTE: As previously announced in its press release of July 8, 2004, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on August 5, 2004 to discuss the second quarter 2004 results. To participate in the teleconference, dial 1-800-218-0530 (international callers dial 1-303-262-2211). In addition, a live webcast and replay of the call may be found in the investor relations section of the Company's website at www.mgrc.com. Telephone replay of the call will be available for 48 hours following the call by dialing 1-800-405-2236 (in the U.S.) or 1-303-590-3300 (outside the U.S.). The pass code for the call replay is 11002616.

     This press release contains statements, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "estimates," "will," "should," "plans" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These include, our expectation regarding a $9.0 million sale by Enviroplex by September 30, 2004, our expectation regarding rental revenues generated in the third quarter of 2004 from our Florida rental operations, our expectation regarding meaningful rental business in Florida, our expectation regarding customer and revenue retention during the integration of RenTelco and TRS, our expectation regarding having visibility to the earnings capacity of the TRS-RenTelco business in the fourth quarter of 2004, our expectation about the TRS-RenTelco realizing market positions and financial objectives, our annualized dividend yield, and our guidance on per share range for 2004 full-year earnings. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of various factors. These factors include the effectiveness of management's strategies and decisions, general economic and business conditions, the condition of the telecommunications industry, new or modified statutory or regulatory requirements, continuing demand for modular products, timely delivery and installation of modular products, delays of future sales projects, changing prices and market conditions, that the acquired TRS assets may not be integrated successfully and that the TRS transaction may have a negative impact on our future business or operations, that there may be unanticipated costs of integrating the acquired assets, that our Florida initiatives may not be successful or provide meaningful revenue or earnings, and that and that we may have difficulties in managing a larger, more geographically dispersed organization. There may be other factors not listed above that could cause actual results to vary materially from the forward-looking statements described in this press release.


MCGRATH RENTCORP

Consolidated earnings, balance sheet and segment data follow:
(in thousands, except per share amounts)
----------------------------------------------------------------------
                                Three Months Ended   Six Months Ended
                                     June 30,           June 30,
                                --------------------------------------
                                   2004      2003     2004      2003
                                ---------  -------- --------- --------

REVENUES
--------
 Rental                          $25,560   $18,219   $45,583  $36,660
 Rental Related Services           5,822     3,657    10,366    7,204
                                ---------  -------- --------- --------
   Rental Operations              31,382    21,876    55,949   43,864
 Sales                             9,198     9,500    14,281   14,777
 Other                               209       208       438      404
                                ---------  -------- --------- --------
        Total Revenues            40,789    31,584    70,668   59,045
                                ---------  -------- --------- --------

COSTS AND EXPENSES
------------------
 Direct Costs of Rental Operations
   Depreciation of Rental
    Equipment                      5,875     3,127     9,136    6,242
   Rental Related Services         3,590     2,212     6,265    4,373
   Other                           5,105     4,808     9,749    9,221
                                ---------  -------- --------- --------
        Total Direct Costs of
         Rental Operations        14,570    10,147    25,150   19,836
 Costs of Sales                    7,082     6,862    10,233   10,546
                                ---------  -------- --------- --------
        Total Costs               21,652    17,009    35,383   30,382
                                ---------  -------- --------- --------
           Gross Margin           19,137    14,575    35,285   28,663
 Selling and Administrative        7,596     5,910    13,653   11,250
                                ---------  -------- --------- --------
   Income from Operations         11,541     8,665    21,632   17,413
 Interest                          1,408       748     1,948    1,438
                                ---------  -------- --------- --------
   Income Before Provision for
    Income Taxes                  10,133     7,917    19,684   15,975
 Provision for Income Taxes        4,043     3,159     7,854    6,374
                                ---------  -------- --------- --------
   Income Before Minority
    Interest                       6,090     4,758    11,830    9,601
 Minority Interest in Income
  (Loss) of Subsidiary               (31)       40       (29)      (6)
                                ---------  -------- --------- --------
   Net Income                    $ 6,121   $ 4,718   $11,859  $ 9,607
                                =========  ======== ========= ========

Earnings  Per Share:
 Basic                           $  0.50   $  0.39   $  0.98  $  0.79
 Diluted                         $  0.49   $  0.39   $  0.96  $  0.78
Shares Used in Per Share
 Calculation:
 Basic                            12,153    12,039    12,139   12,150
 Diluted                          12,371    12,169    12,335   12,261




                               June 30,   December 31,
BALANCE SHEET DATA               2004        2003
------------------             ---------- ------------
Rental Equipment, net           $352,337  $232,046
Total Assets                     466,442   323,858
Notes Payable                    168,500    47,266
Shareholders' Equity             151,396   143,978



SEGMENT DATA    Modulars   Elec-      Enviro-  Corporate  Consolidated
(UNAUDITED)                 tronics    plex
--------------  --------- ---------- --------- ---------- ------------
Three Months
Ended June 30,
--------------
2004
Rental Revenues   $17,101   $8,459     $ --      $ --       $ 25,560
Rental Related
 Services
 Revenues           5,555      267       --        --          5,822
Sales and Other
 Revenues           5,584    3,437      386        --          9,407
Total Revenues     28,240   12,163      386        --         40,789
Depreciation
 of Rental
 Equipment          2,043    3,832       --        --          5,875
Interest Expense
 (Income)
 Allocation         1,189      253      (34)       --          1,408
Income (Loss)
 before
 Provision
 for Income
 Taxes              9,130    1,217     (214)       --         10,133
Rental Equipment
 Acquisitions      18,229  111,453       --        --        129,682
Accounts
 Receivable, net
 (period end)      29,733   14,513    5,748        --         49,994
Rental
 Equipment, at
 cost (period
 end)             323,244  141,279       --        --        464,523
Rental
 Equipment, net
 book value
 (period end)     231,743  120,594       --        --        352,337
Utilization
 (period end) (1)   86.4%    66.1%
Average
 Utilization (1)    85.4%    59.5%


2003
Rental Revenues   $15,207   $3,012     $ --      $ --       $ 18,219
Rental Related
 Services
 Revenues           3,526      131       --        --          3,657
Sales and Other
 Revenues           4,754    1,657    3,297        --          9,708
Total Revenues     23,487    4,800    3,297        --         31,584
Depreciation
 of Rental
 Equipment          1,782    1,345       --        --          3,127
Interest Expense
 (Income)
 Allocation           693       96      (41)       --            748
Income (Loss)
 before Provision
 for Income Taxes   7,162      421      334        --          7,917
Rental Equipment
 Acquisitions       7,880    1,426       --        --          9,306
Accounts
 Receivable, net
 (period end)      21,316    3,164    5,065        --         29,545
Rental Equipment,
 at cost (period
 end)             293,731   37,026       --        --        330,757
Rental Equipment,
 net book value
 (period end)     206,093   18,574       --        --        224,667
Utilization
 (period end) (1)   83.6%    45.1%
Average
 Utilization (1)    82.8%    45.4%




SEGMENT DATA    Modulars   Elec-      Enviro-  Corporate  Consolidated
(UNAUDITED)                 tronics    plex
--------------  --------- ---------- --------- ---------- ------------
Six Months
Ended June 30,
--------------
2004
Rental Revenues   $33,898  $11,685      $--       $--        $45,583
Rental Related
 Services
 Revenues           9,975      391       --        --         10,366
Sales and Other
 Revenues           7,488    5,551    1,680        --         14,719
Total Revenues     51,361   17,627    1,680        --         70,668
Depreciation of
 Rental Equipment   4,049    5,087       --        --          9,136
Interest Expense
 (Income)
 Allocation         1,708      316      (76)       --          1,948
Income (Loss)
 before Provision
 for Income Taxes  17,561    2,322     (199)       --         19,684
Rental Equipment
 Acquisitions      22,579  112,745       --        --        135,324
Accounts
 Receivable, net
 (period end)      29,733   14,513    5,748        --         49,994
Rental Equipment,
 at cost (period
 end)             323,244  141,279       --        --        464,523
Rental Equipment,
 net book value
 (period end)     231,743  120,594       --        --        352,337
Utilization
 (period end) (1)   86.4%    66.1%
Average
 Utilization (1)    85.0%    55.5%


2003
Rental Revenues   $30,910  $ 5,750      $--       $--        $36,660
Rental Related
 Services
 Revenues           6,953      251       --        --          7,204
Sales and Other
 Revenues           7,336    3,720    4,125        --         15,181
Total Revenues     45,199    9,721    4,125        --         59,045
Depreciation of
 Rental Equipment   3,522    2,720       --        --          6,242
Interest Expense
 (Income)
 Allocation         1,345      192      (99)       --          1,438
Income (Loss)
 before Provision
 for Income Taxes  15,002    1,021      (48)       --         15,975
Rental Equipment
 Acquisitions      10,777    2,183       --        --         12,960
Accounts
 Receivable, net
 (period end)      21,316    3,164    5,065        --         29,545
Rental Equipment,
 at cost (period
 end)             293,731   37,026       --        --        330,757
Rental Equipment,
 net book value
 (period end)     206,093   18,574       --        --        224,667
Utilization
 (period end) (1)   83.6%    45.1%
Average
 Utilization (1)    83.3%    44.1%


(1) Utilization is calculated each month by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment. The average utilization for the period is calculated using the average costs of rental equipment.


     CONTACT: McGrath RentCorp
              Thomas J. Sauer, 925-606-9200